                                                                     Exhibit 3.2

                              COFFEE PEOPLE, INC.
                                BYLAWS AMENDMENT

    The following amendment to the Corporation's Bylaws is hereby adopted by the Board of the Directors of the Corporation:

SECTION 3.2 OF THE BYLAWS SHALL BE RESTATED IN ITS ENTIRETY AS FOLLOWS:

    3.2  NUMBER, ELECTION, AND QUALIFICATION.

    The number of the directors of the corporation shall be at least one (1) and no more than nine (9). The Board of Directors may by resolution fix or change from time to time the number of directors within such minimum and maximum number of directors. The directors shall hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation. No decrease in the number of directors of the corporation under these Bylaws will have the effect of shortening the term of any incumbent director.

    The above amendment to the Bylaws of the Corporation was duly adopted by the Board of Directors as of April 24, 1998.

                                          --------------------------------------
                                                        SECRETARY

                              COFFEE PEOPLE, INC.
                                BYLAWS AMENDMENT

    The following amendments to the Corporation's Bylaws are hereby adopted:

SECTION 2.1 OF THE BYLAWS SHALL BE RESTATED IN ITS ENTIRETY AS FOLLOWS:

    2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Wednesday in the month of April of each year, or on any date within 60 days of such date as selected by the Board of Directors, at such time and place as designated by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation as may be submitted to them, and transact such other business as may properly be brought before the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action. At the annual meeting of the shareholders, only such matters as shall have been properly brought before the meeting shall be considered and acted upon. To be properly brought before an annual meeting, a matter must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder. For any matter to be properly brought before the annual meeting by a shareholder, the shareholder must have given prior written notice to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 60 days' notice of the date of the meeting is given or made to shareholders, notice by a shareholder shall be timely received if received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary in order to be valid must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the matter proposed to be brought before the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the shareholder and
(D) any material interest of the shareholder in the matter. No matter shall be considered or acted upon at an annual meeting except in accordance with the procedures set forth in this Section 2.1. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the provisions of this section. If such presiding officer determines that any matter has not been properly brought before the meeting, he or she shall so declare at the meeting and any such matter shall not be considered or acted upon. A new Section 2.12 is hereby added to the Bylaws as follows:

    2.12  NOMINATION OF DIRECTORS AT SHAREHOLDER MEETINGS.

    (a) Only persons who are nominated in accordance with the procedures in this
Section 2.12 shall be eligible for election as directors. If the presiding officer at an annual meeting of the shareholders determines that a nomination was not made in accordance with the procedures set forth in this Section 2.12, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to vote at such meeting and
(B) who complies with the notice procedures in this Section 2.12. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

    (b) To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the corporation within the time frame for shareholder proposals set forth in Section 2.1 of these Bylaws.

    (c) To be in proper written form, a shareholder's notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the nominee and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

NEW SECTIONS 4.4 AND 4.5 ARE ADDED AS FOLLOWS, AND FORMER SECTION 4.4 IS HEREBY
  REDESIGNATED AS SECTION 4.6:

    4.4  AUDIT COMMITTEE.

    (a) An Audit Committee of the Board of Directors of the Corporation, composed of at least two members of the Board (at least one of whom shall not be an officer of the Corporation), shall be appointed at the annual meeting of the Board of Directors. The Chief Executive Officer may, and if the he or she does not the committee shall, designate one of its members to serve as Chair of the Audit Committee. Each member of the committee shall serve until the next annual meeting of the Board of Directors or the due appointment of the member's successor. Any vacancy in the Audit Committee shall be filled by a majority vote of the Board of Directors.

    (b) The Audit Committee shall have the authority, in its discretion, to:

        (i) review and make recommendations to the Board of Directors with respect to the engagement or discharge of the Corporation's independent auditors and the terms of the engagement;

        (ii) review the independence of the independent auditors;

       (iii) review the policies and procedures of the Corporation and management with respect to maintaining the Corporation's books and records and furnishing the information necessary to the independent auditors to enable a timely, full and accurate presentation of the Corporation's financial statements for the fiscal year;

        (iv) review procedures to encourage access to the committee and facilitate the timely reporting during the year by the Corporation's independent auditors to the Audit Committee of their recommendations and advice with respect to maintenance of the Corporation's books, records and accounts and accounting procedures and controls;

        (v) review the implementation by management of the recommendations made by the independent auditors in their annual management letter, if any;

        (vi) review the adequacy and implementation of the Corporation's internal auditing, accounting and financial controls and meet with the Corporation's internal auditor and financial staff to discuss internal accounting and auditing controls and the implementation of recommendations for the improvement therefor;

       (vii) review with the independent auditors upon completion of their audit the results of the auditing engagements, their opinion of the Corporation's financial and accounting personnel, the cooperation received during the audit, methods to improve the efficiency and quality of the audit, significant proposed adjustments, any material changes in accounting principles and practices, and any other recommendations the auditors may have with respect to the Corporation's financial, accounting or auditing systems; and

      (viii) review such other matters relating to the Corporation's financial affairs and accounts, communications to shareholders and filings with governmental agencies as the committee may, in its own discretion, deem desirable.

    (c) The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the Corporation, as the committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

    4.5 COMPENSATION COMMITTEE. A Compensation Committee of the Board of Directors of the Corporation, composed of at least two members of the Board of Directors, shall be appointed at the annual meeting of the Board of Directors. The committee shall designate one of its members to serve as Chair of the Compensation Committee. Each member of the committee shall serve until the next annual meeting of the Board of Directors or the due appointment of the member's successor. Any vacancy in the Compensation Committee shall be filled by a majority vote of the Board of Directors. A majority of the members of the Compensation Committee shall constitute a quorum, and a majority of the quorum shall be required to adopt or approve any matter. The Compensation Committee shall have the responsibility and power to review and establish the salaries of the executive officers of the Corporation. In addition, the committee shall have the responsibility and power to grant bonuses, stock options or other forms of incentive compensation to the officers of the Corporation. The Compensation Committee is authorized to employ such experts and consultants as the committee may deem to be reasonably necessary to enable it to perform its duties and satisfy its responsibilities.

    SECTION 5.1 SHALL BE RESTATED IN ITS ENTIRETY, OLD SECTION 5.6 IS HEREBY DELETED, NEW SECTIONS 5.6, 5.7 AND 5.8 ARE HEREBY ADDED, AND FORMER SECTIONS 5.7 THROUGH 5.11 SHALL BE REDESIGNATED AS SECTIONS 5.9 THROUGH 5.13, WITH THE RESTATED AND NEW SECTIONS TO READ AS FOLLOWS:

    5.1 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Chief Financial Officer and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

    5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation, responsible to the Board of Directors for the general supervision of the property, affairs and business of the Corporation. The Chairman shall report on the affairs of the Corporation at each meeting of the Board of Directors, and shall exercise such other powers inherent in the office of chief executive as the Board of Directors may direct. The Chairman shall also preside at all meetings of the Board of Directors and at meetings of the shareholders. At any time that an Executive Committee of the Board of Directors exists, the Chairman shall be a member of the Executive Committee.

    5.7 PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors, have general and active supervision of the operations of the Corporation. The President shall be responsible for all day-to-day operations of the Corporation, delegating such authority as may be determined. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, together with such other powers and duties as may be prescribed from time to time by the Board of Directors.

    5.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for all financial and banking affairs of the Corporation. Such officer shall also be responsible for serving as the primary contact with the investment banking community and for shareholder relations. The Chief Financial Officer shall have supervisory authority for the funds of the Corporation, causing them to be paid out only on the checks of the Corporation signed in the manner authorized by the Board of Directors or by approved electronic transfer procedures, to be deposited and withdrawn in and from such depositories as may be authorized by the Board of Directors, and for keeping full and accurate accounts of receipts and disbursements in books maintained at the Corporation's principal offices.

                              COFFEE PEOPLE, INC.
                             AN OREGON CORPORATION

                  ACTION TAKEN BY DIRECTORS WITHOUT A MEETING

    Pursuant to ORS 60.341 concerning action taken by directors without a meeting and ORS 60.347 concerning waiver of notice, the undersigned, being all of the directors of COFFEE PEOPLE, INC., an Oregon corporation, hereby adopt the following resolutions and consent to the taking of the actions specified therein.

                  AMENDMENT OF BY-LAWS OF COFFEE PEOPLE, INC.

    BE IT RESOLVED, that the By-Laws of the corporation are hereby amended by deleting paragraphs 2.9.1 and 2.9.2, (adopted January 4, 1993), dealing with cumulative voting.

    DATED July 15, 1994.

                                DIRECTORS:

                                                 /S/ JEFF M. FERGUSON
                                      ------------------------------------------
                                Jeff M. Ferguson

                                                  /S/ GARY G. TALBOY
                                      ------------------------------------------
                                Gary G. Talboy

                                                 /S/ JAMES L. ROBERTS
                                      ------------------------------------------
                                James L. Roberts

                              AMENDMENT TO BYLAWS
                                       OF
                              COFFEE PEOPLE, INC.

    The Bylaws of Coffee People, Inc. are amended by adding the following provisions:

    CUMULATIVE VOTING. All votes of the shareholders shall be on a cumulative basis. Each shareholder shall have the number of votes equal to the product of the number of shares held by the shareholder and the number of people or items upon which he or she may vote. For example, if there is an election for three
(3) directors, a shareholder owning 100 shares would have 300 votes. The votes of a shareholder may be cast all for one candidate or may be split in whole shares between any of the candidates as the shareholder may choose.

    TIE VOTES. In the event of a tie vote for a director, the tie shall be decided in favor of the shareholder who would not otherwise be represented on the board of directors, either directly or indirectly through a spouse or child. In the event of a tie vote for any other matter, the purality of shareholders, counted as they are for purposes of determining the number of S shareholders, shall prevail.

and by replacing Article IX with the following provision:

                                   ARTICLE IX
                                   AMENDMENTS

    These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by unanimous vote of the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

                                Coffee People, Inc.
                                Adopted January 4, 1993

                                                   /S/ GARY TALBOY
                                      ------------------------------------------
                                Gary Talboy,
                                SECRETARY

                                     BYLAWS
                                       OF
                              COFFEE PEOPLE, INC.
                                   ARTICLE I
                                    OFFICES

    1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located at 728 N.W. 23rd Avenue, Suite 200, Portland, Oregon, 97210. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

    1.2 REGISTERED OFFICE. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

    2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Friday in the month of November of each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting may be held on the next succeeding Tuesday. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

    2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

    2.3 PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

    2.4 NOTICE OF MEETINGS. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder's address shown in the corporation's current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

    2.5 WAIVER OF NOTICE. A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

    2.6  RECORD DATE.

    (a) For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

    (b) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

    (c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

    2.7 SHAREHOLDERS' LIST FOR MEETING. After the record date for a shareholders' meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

    2.8 QUORUM; ADJOURNMENT. Shares entitled to vote as a separate voting group may taken action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

    2.9 VOTING REQUIREMENTS; ACTION WITHOUT MEETING. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation; no cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide. Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

    2.10  PROXIES.

    (a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

    (b) The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

    2.11  CORPORATION'S ACCEPTANCE OF VOTES.

    (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

    (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

        (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

        (ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

       (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

        (iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

        (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

    (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

    (d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

    (e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    3.1 DUTIES. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

    3.2 NUMBER, ELECTION, AND QUALIFICATION. The number of directors of the corporation shall be at least one (1) and no more than seven (7). The shareholders or Board of Directors may fix or change from time to time the number of directors within such minimum and maximum number of directors. If the Articles of Incorporation establish the number of directors, then, after shares are issued, only the shareholders may change the number of directors. The directors shall hold office until the next annual meeting of shareholders. Directors need not be residents of the State of Oregon or shareholders of the corporation. The number of directors may be increased or decreased form time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

    3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.3 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

    3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

    3.5 NOTICE. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least two days prior to the meeting by any means provided by law. If mailed, notice shall be deemed to be given three days after being deposited in the United States mail addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. Notice by all other means shall be deemed to be given when received by the director or a person at the director's business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    3.6 WAIVER OF NOTICE. A director may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

    3.7 QUORUM. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

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    3.8  MANNER OF ACTING.

    (a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

    (b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

    (c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

    3.9 VACANCIES. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall taken office when the vacancy occurs.

    3.10 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    3.11 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director's dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

    3.12  DIRECTOR CONFLICT OF INTEREST.

    (a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

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
    (b) A conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

    (c) A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a director or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

    (d) A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

    3.13 REMOVAL. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

    3.14 RESIGNATION. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

    4.1 DESIGNATION OF EXECUTIVE COMMITTEE. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Articles of Incorporation of these Bylaws.

    4.2 POWERS OF EXECUTIVE COMMITTEE. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation or these Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Articles of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the

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
issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Directors.

    4.3  PROCEDURES; MEETINGS; QUORUM.

    (a) The Board of Director shall appoint a chairperson from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairperson shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.

    (b) Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be filed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors.

    (c) Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

    (d) Any action that is required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the corporation.

    (e) The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.

    4.4 OTHER COMMITTEES. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Articles of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Such additional committee or committees shall not have the powers prescribed by
Section 4.2.

                                   ARTICLE V
                                    OFFICERS

    5.1 NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents, Treasurer and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may beheld by the same person.

    5.2 APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the

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
shareholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer's death, resignation, or removal.

    5.3 QUALIFICATION. An officer need not be a director, shareholder or Oregon resident.

    5.4 RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

    5.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

    5.6 PRESIDENT. The President shall be the chief executive and operating officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and at all meetings of directors. The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President's knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

    5.7 VICE PRESIDENTS. In the absence of the President or in the event of the President's death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

    5.8 SECRETARY. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors.

    5.9 TREASURER. The Treasurer shall be responsible for the funds of the Corporation, and pay them out only on the check of the Corporation signed in the manner authorized by the Board of Directors.

    5.10 ASSISTANTS. The President or Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer or both. Such assistants may exercise the power of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

    5.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

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
                                   ARTICLE VI
                               ISSUANCE OF SHARES

    6.1  CERTIFICATES FOR SHARES.

    (a) Certificates representing shares of the corporation shall be in a form determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

    (b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or(ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its fact or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for a future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

    (c) The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors prescribes.

    6.2 TRANSFER OF SHARES. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

    6.3 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

    6.4 OFFICER CEASING TO ACT. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                  ARTICLE VII
                CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

    7.1 CONTRACTS. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    7.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    7.3 CHECKS; DRAFTS. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    7.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

    8.1 TAXABLE YEAR. The taxable year of the Corporation shall begin on January 1, and end on December 31 of each year.

    8.2 INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves any other enterprise at the request of the Corporation.

    8.3 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

                                   ARTICLE IX
                                   AMENDMENTS

    These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

                                                 /S/ JEFF M. FERGUSON
                                      ------------------------------------------
                                Jeff M. Ferguson,
                                SECRETARY

Adopted effective as of January 2, 1992.

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